UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 16, 2010

Eastern Virginia Bankshares, Inc.

(Exact name of registrant as specified in its charter)

Virginia	000-23565	54-1866052
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

330 Hospital Road, Tappahannock, Virginia	22560
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (804) 443-8460

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 16, 2010, Eastern Virginia Bankshares, Inc. (the “Company”) entered into an Employment Agreement (the “Employment Agreement”) with Douglas C. Haskett II, Executive Vice President and Chief Financial Officer of the Company. The material terms of the Employment Agreement are described below.

The Employment Agreement provides for an initial term that ends on December 31, 2011, subject to automatic one-year renewal terms beginning on December 31, 2011 and on each December 31 thereafter absent notice of nonrenewal by either party.

The Employment Agreement provides that Mr. Haskett’s annual base salary will be $162,000, which may be increased by the Company’s Board of Directors in its discretion. In addition, the Employment Agreement provides that Mr. Haskett may also receive such bonuses as the Company’s Board of Directors determines to pay in its discretion. Mr. Haskett also is entitled to participate in any employee benefit plan maintained by the Company for which he is or becomes eligible on such terms as the Company’s Board of Directors may determine in its discretion. The Employment Agreement provides that the Company will reimburse Mr. Haskett for his reasonable and customary business expenses. In addition, the Company will pay to Mr. Haskett a monthly car allowance of $500. Mr. Haskett also is entitled to the same paid time off as other full-time employees of the Company.

The Employment Agreement contains customary confidentiality and nondisclosure provisions and one-year restrictive covenants not to compete within 10 miles of the Company’s principal executive offices and not to solicit customers or employees of the Company.

The Employment Agreement provides that the Company may terminate Mr. Haskett’s employment for “Cause,” defined as Mr. Haskett’s (i) personal dishonesty, (ii) incompetence, (iii) willful misconduct, (iv) breach of fiduciary duty involving personal profit, (v) intentional failure to perform stated duties, (vi) willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or final cease-and-desist order, (vii) conviction of a felony or a misdemeanor involving moral turpitude, (viii) misappropriation of the Company’s assets or the assets of its affiliates, or (ix) material breach of the Employment Agreement. In the event Mr. Haskett’s employment is terminated for Cause, he will have no right to compensation or benefits under the Employment Agreement other than vested benefits to the date of termination.

The Employment Agreement further provides that Mr. Haskett may resign 30 days after providing notice to the Company for “Good Reason,” defined as (i) a significant reduction in Mr. Haskett’s authority or responsibility without his written consent, (ii) requiring Mr. Haskett to maintain his principal office outside Essex County, Virginia, unless the Company also moves its principal executive offices, (iii) a reduction in Mr. Haskett’s base salary, as the same may have been increased from time to time, (iv) the Company’s failure to provide Mr. Haskett with substantially the same fringe benefits provided at the time of entering into the Employment Agreement, (v) the Company’s failure to comply with any material term of the Employment Agreement, or (vi) the Company’s failure to require any successor entity to assume and agree to perform the Employment Agreement in the event of a purchase, merger, consolidation, or similar transaction.

If the Company terminates Mr. Haskett’s employment other than for Cause, or if Mr. Haskett terminates his employment for Good Reason, the Employment Agreement provides that Mr. Haskett will receive a monthly amount equal to one-twelfth of his annual base salary in effect immediately preceding the termination (the “Termination Compensation”) payable each month for the remainder of the term of the Employment Agreement. If, however, Mr. Haskett breaches the confidentiality and nondisclosure provisions or the one-year restrictive covenants not to compete and not to solicit customers or employees, his right to further payments of the Termination Compensation will cease. In addition, if Mr. Haskett engages in a competing business within 10 miles of the Company’s principal executive offices after the one-year restrictive covenant not to compete has expired but during the period he is receiving Termination Compensation payments, his right to further payments of the Termination Compensation will cease.

In the event of Mr. Haskett’s death, the Employment Agreement will terminate and the Company will pay to his estate the compensation, including salary and any accrued bonus, which would otherwise be payable to Mr. Haskett through the end of the month in which his death occurs. The Company may also terminate the Employment Agreement in certain circumstances following Mr. Haskett’s disability, in which case Mr. Haskett will be entitled to vested benefits accrued to the date of termination.

The Employment Agreement provides for a “double-trigger” change of control benefit payable to Mr. Haskett in certain circumstances. If the Company terminates Mr. Haskett’s employment other than for Cause or if Mr. Haskett terminates his employment for Good Reason, in either case, within one year after a Change of Control has occurred (as defined below), the Company will pay Mr. Haskett a cash amount (subject to any applicable withholding amounts) equal to the excess, if any, of 299% of his “annualized includable compensation for the base period,” as defined in Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”), over the Termination Compensation. A “Change of Control” is defined as: (i) any person or “group,” defined for purposes of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, becoming the beneficial owner of 50% or more of the combined voting power of the Company’s securities (other than as a result of the Company’s issuance of additional securities or a result of open market purchases of the Company’s securities approved by a majority of the Board of the Directors as constituted when the purchases were made), or (ii) within 2 years following the last to occur of a tender or exchange offer, merger or other business combination, sale of assets, contested election of directors, or any combination of these events, or an event described in the preceding clause (i), the persons who were Company directors before such event cease to constitute at least a majority of the Board of Directors of the Company or any successor entity.

In the event any payments to be made to Mr. Haskett under the Employment Agreement would constitute an “excess parachute payment” under Section 280G of the Code, resulting in the loss of income tax deduction to the Company or the imposition of an excise tax on Mr. Haskett under Section 4999 of the Code, the Employment Agreement provides that the amounts payable will be reduced to one dollar less than the maximum which may be paid without causing such payment to be non-deductible.

The benefits provided under the Employment Agreement, including benefits upon termination, are subject to the executive compensation limitations of the Troubled Asset Relief Program (“TARP”) Capital Purchase Program and, to the extent such limitations are applicable to Mr. Haskett, may be reduced or eliminated as necessary to comply with the requirements of the TARP Capital Purchase Program.

The above summary of the Employment Agreement is qualified in its entirety by reference to the full text of the Employment Agreement, a copy of which is attached as Exhibit 10.11 to this Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.11	Employment Agreement dated as of September 16, 2010, between Eastern Virginia Bankshares, Inc. and Douglas C. Haskett II.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EASTERN VIRGINIA BANKSHARES, INC.

Dated:	December 30, 2010

		By:	/s/ Joe A. Shearin
Joe A. Shearin
President and Chief Executive Officer